EXHIBIT 99.1

News Release

First Solar, Inc. Announces Third Quarter 2012 Financial Results
Net sales of $839 million
GAAP EPS of $1.00 per fully diluted share including restructuring charges of $0.27 per share
Non-GAAP EPS per fully diluted share of $1.27, excluding restructuring charges
Tightens 2012 EPS guidance range to $4.40 to $4.70, increasing guidance mid-point to $4.55

TEMPE, Ariz., Nov. 1, 2012 - First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the third quarter of 2012. Net sales were $839 million in the quarter, a decrease of $118 million from the second quarter of 2012 and $167 million from the third quarter of 2011.  The decrease in net sales from the second quarter of 2012 was primarily due to project-specific decreases including Silver State North, which was completed in the second quarter, and reduced construction activity at Agua Caliente, consistent with the Company’s planned construction schedule. The decrease was partially offset by initial revenue recognition for the 550-megawattac Topaz Solar Farms project, which began construction in late 2011.
The Company reported third quarter net income of $1.00 per fully diluted share, compared to net income of $1.27 per fully diluted share in the second quarter of 2012 and net income of $2.25 per fully diluted share in the third quarter of 2011. The third quarter of 2012 was impacted by pre-tax charges of $24.2 million (reducing EPS by $0.27), relating to previously announced restructuring actions.

Cash and Marketable Securities at the end of the third quarter were $717 million, down slightly from $744 million at the end of the second quarter of 2012.

The Company also updated its 2012 guidance as follows:

•
Net sales of $3.5 to $3.8 billion, compared to prior guidance of $3.6 to $3.9 billion. The reduction is due to weather-related disruptions in our supply chain and at certain project sites which may push the expected closing of the project sales from Q4 2012 into Q3 2013.

•
Non-GAAP earnings per fully diluted share of $4.40 to $4.70, compared to prior guidance of $4.20 to $4.70, in each case excluding restructuring and impairment charges and certain costs in excess of normal warranty expense related to the previously announced manufacturing excursion expected, which are expected to reduce 2012 earnings per fully diluted share by approximately $6.00. On a GAAP basis, earnings per fully diluted share are expected to be in the range of $(1.60) to $(1.30).

•	Operating Cash Flows of $650 to $850 million, compared to our previous guidance of $850 to $950 million, primarily due to the aforementioned weather-related disruptions for certain projects.

“Despite continued uncertainties and over-supply conditions in the market, First Solar delivered another strong quarterly performance,” said Jim Hughes, CEO. “Our quarterly performance coupled with our recent project wins in sustainable markets demonstrates we are making meaningful progress in achieving our strategic plan for long-term growth and value creation.”

For a reconciliation of non-GAAP measures to measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see the table below.

First Solar has scheduled a conference call today, Nov. 1, 2012 at 4:30 p.m. EST to discuss this announcement. Investors may access a live webcast of this conference call by visiting http://investor.firstsolar.com/events.cfm.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Wed., Nov. 7, 2012 at midnight EST and can be accessed by dialing 888-203-1112 if you are calling from within the United States, or +1-719-457-0820 if you are calling from outside the United States, and entering the replay pass code 606422. A replay of the webcast will be available on the Investors section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced thin-film modules. The company’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts
Investors
David Brady
+1 (602) 414-9315
dbrady@firstsolar.com
or

Media
Ted Meyer
+1 (602) 427-3318
ted.meyer@firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$614,699	$605,619
Marketable securities	102,295	66,146
Accounts receivable trade, net	467,640	310,568
Accounts receivable, unbilled	398,945	533,399
Inventories	537,567	475,867
Balance of systems parts	125,012	53,784
Deferred project costs	143,392	197,702
Deferred tax assets, net	37,361	41,144
Assets held for sale	49,521	—
Note receivable, affiliate	17,408	—
Prepaid expenses and other current assets	216,196	329,032
Total current assets	2,710,036	2,613,261
Property, plant and equipment, net	1,549,689	1,815,958
Project assets	250,812	374,881
Deferred project costs	374,941	122,688
Deferred tax assets, net	328,263	340,274
Marketable securities	—	116,192
Restricted cash and investments	285,573	200,550
Goodwill	65,444	65,444
Inventories	136,896	60,751
Other assets	280,075	67,615
Total assets	$5,981,729	$5,777,614
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$235,744	$176,448
Income tax payable	6,982	9,541
Accrued expenses	575,156	406,659
Current portion of long-term debt	61,398	44,505
Deferred revenue	534	41,925
Other current liabilities	260,013	294,646
Total current liabilities	1,139,827	973,724
Accrued solar module collection and recycling liability	213,407	167,378
Long-term debt	468,294	619,143
Other liabilities	702,047	373,506
Total liabilities	2,523,575	2,133,751
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 87,021,447 and 86,467,873 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	87	86
Additional paid-in capital	2,084,257	2,022,743
Accumulated earnings	1,375,555	1,626,071
Accumulated other comprehensive loss	(1,745)	(5,037)
Total stockholders’ equity	3,458,154	3,643,863
Total liabilities and stockholders’ equity	$5,981,729	$5,777,614

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net sales	$839,147	$1,005,788	$2,293,534	$2,105,855
Cost of sales	600,431	626,624	1,734,332	1,272,228
Gross profit	238,716	379,164	559,202	833,627
Operating expenses:
Research and development	32,372	38,164	100,821	102,617
Selling, general and administrative	73,507	112,743	217,511	286,615
Production start-up	1,595	5,514	6,186	27,739
Restructuring	24,197	—	444,262	—
Total operating expenses	131,671	156,421	768,780	416,971
Operating income	107,045	222,743	(209,578)	416,656
Foreign currency gain (loss)	3	(1,857)	34	752
Interest income	3,405	3,225	9,695	9,665
Interest expense, net	(2,902)	—	(11,194)	—
Other income (expense), net	3,210	(1,346)	665	656
Income before income taxes	110,761	222,765	(210,378)	427,729
Income tax expense	22,844	26,251	40,138	54,109
Net income	$87,917	$196,514	$(250,516)	$373,620
Net income per share:
Basic	$1.01	$2.28	$(2.89)	$4.35
Diluted	$1.00	$2.25	$(2.89)	$4.29
Weighted-average number of shares used in per share calculations:
Basic	86,992	86,338	86,785	85,946
Diluted	87,765	87,151	86,785	87,114

Non-GAAP Financial Measures
The non-GAAP financial measures included in the table below are non-GAAP net income and non-GAAP net income per share, which adjust for the following items: Restructuring.  We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance.  Our management uses these non-GAAP financial measures in assessing the Company’s performance to prior periods and investors benefit from an understanding of these non-GAAP financial measures. The use of non-GAAP financial measures has limitations and you should not consider these performance measures in isolation from or as an alternative to measures presented in accordance with GAAP such as net income and net income per share.

Restructuring: Included in our GAAP presentation of operating expenses, restructuring costs represent asset impairment and related costs and severance and termination related costs primarily due to a series of restructuring initiatives intended to align the organization with our long-term strategic plan including expected sustainable market opportunities and to reduce costs. We exclude restructuring from our non-GAAP measures because the asset impairment portion of the charges does not reflect our cash position or our cash flows from operating activities, and the restructuring charges overall do not reflect future operating expenses, are not indicative of our core operating performance, and are not meaningful in comparing to our past operating performance.

Three Months Ended September 30, 2012 (In thousands except per share data)
	GAAP	Restructuring		Non-GAAP
Net income before income taxes	$110,761	$24,197		$134,958
Income tax expense	22,844	582	(1)	23,426
Net income	$87,917	$23,615		$111,532

Net income per fully diluted share	$1.00	$0.27		$1.27

Weighted-average shares outstanding	87,765	87,765		87,765

(1) Amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.